Exhibit 21.1
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                           Subsidiaries of the Company
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          Name of Subsidiary               Jurisdiction of Organization
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 ELXSI (d/b/a Cues and Cues, Inc.)                  California
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    ELXSI (New Hampshire), Inc.                      Delaware
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    Bickford's Restaurants, LLC                      Delaware
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 Bickford's Holdings Company, Inc.                   Delaware
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Bickford's Family Restaurants, Inc.                  Delaware
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          Knopafex, Ltd.                          Ontario, Canada
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             Cues B.V.                              Netherlands
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     Vermont Bickford's, Inc.                        Vermont
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